EXHIBIT 99.1

Contact:

David Erdman

Director, Investor Relations

866.861.3229

AMN HEALTHCARE ANNOUNCES THIRD-QUARTER 2016 RESULTS AND SHARE REPURCHASE PROGRAM

Revenue up 23% over prior year to $473 million; reports GAAP EPS of $0.55 and adjusted

EPS of $0.62; $150 million share repurchase program authorized

SAN DIEGO – (November 3, 2016) – AMN Healthcare Services, Inc. (NYSE: AMN), healthcare’s leader and innovator in workforce solutions and staffing services, today announced its third-quarter 2016 financial results. Financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q3 2016	% Change Q3 2015	YTD Sept. 30, 2016	% Change YTD Sept. 30, 2015
Revenue	$472.6	23%	$1,414.4	33%
Gross profit	$154.5	23%	$461.1	37%
Net income	$27.3	(19)%	$79.5	29%
Diluted EPS	$0.55	(20)%	$1.61	27%
Adj. diluted EPS*	$0.62	29%	$1.82	56%
Adjusted EBITDA*	$58.1	27%	$176.0	49%

*	See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

Highlights

•	Strong demand for healthcare workforce solutions and staffing continues, driving third-quarter 2016 revenue growth of 23% year-over-year, with 12% organic growth.

•	Nurse and Allied Solutions segment revenue up 16% year-over-year driven primarily by volume growth.

•	Adjusted EBITDA grew 27% year-over-year with a 40 basis point margin increase.

•	Generated $30 million of operating cash flow in the quarter and $85 million year-to-date, a 52% increase compared to the first nine months in 2015.

•	Successfully completed a debt offering in October, adding long-term liquidity at favorable terms to position the Company for further investment in growth opportunities.

•	Board of Directors authorized a $150 million share repurchase program.

“The demand for healthcare professionals and workforce solutions is strong today and is expected to continue to grow as turnover and vacancies persist at historical high levels,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “Our results this quarter reflect a positive market environment but are also a testament to the team’s outstanding execution as we partner with our clients to help them manage their significant labor challenges and enable them to stay focused on delivering quality patient care. We are well positioned to offer strategic solutions to address these issues through our broad suite of services. The current demand levels, indicators of our clients’ future needs and our leading market position provide us with optimism heading into 2017.”

Ms. Salka added, “I am also pleased to announce that our Board approved a $150 million share repurchase program to leverage our strong financial position and free cash flow as another prudent capital allocation option. Although we will continue to prioritize investing in our current businesses and compelling acquisition opportunities, we are also committed to maximizing shareholder returns, and we believe a share repurchase program provides an additional mechanism to accomplish this.”

Third-Quarter 2016 Results

Consolidated revenue was $473 million, an increase of 23% from the same quarter last year, driven by 12% organic growth mainly stemming from the Nurse and Allied Solutions segment.

Revenue for the Nurse and Allied Solutions segment was $287 million, which is 16% higher compared to the same quarter last year and down 2% sequentially. The sequential decline in this segment resulted from minimal labor disruption-related revenue in the third quarter, compared to the prior quarter that had approximately $19 million of revenue from these services. The Travel Nurse division continued with strong performance, with revenue up 21% year-over-year and 4% sequentially. Allied revenue was up 10% year-over-year and 6% sequentially.

Locum Tenens Solutions segment revenue was $109 million, an increase of 7% from the same quarter last year and down 1% sequentially. The Other Workforce Solutions segment revenue was $77 million, an increase of 125% from the same quarter last year and 7% sequentially, with the growth in both periods driven mostly from recent acquisitions.

Gross margin was 32.7%, which is 20 basis points lower than the same quarter last year and flat sequentially. The year-over-year gross margin decline was due to a lower Nurse and Allied Solutions segment gross margin, partially offset by an increase in gross margin in the Locum Tenens segment and greater contribution from the higher-margin Other Workforce Solutions segment.

SG&A expenses were $100 million, or 21.2% of revenue, compared to $83 million, or 21.7% of revenue, in the same quarter last year and $100 million, or 21.0% of revenue, in the previous quarter. The year-over-year 50 basis point decline in percentage of revenue was driven by improved operating leverage. The 20 basis point increase in percentage of revenue from the previous quarter was mainly driven by a $2 million professional liability actuarial credit recorded in the second quarter.

Net income was $27 million, or $0.55 per diluted share, compared to $34 million, or $0.69 per diluted share, in the same quarter last year. The prior-year quarter included a $12 million benefit related to a reversal of tax reserves. Excluding amortization of intangible assets and acquisition and integration costs, net of tax, adjusted net income per diluted share was $0.62. Adjusted EBITDA was $58 million, a year-over-year increase of 27%. Adjusted EBITDA margin was 12.3%, representing a 40 basis point increase year-over-year and a 20 basis point decrease sequentially. The sequential decline was mainly the result of the previously noted actuarial benefit recorded last quarter.

At September 30, 2016, cash and cash equivalents totaled $16 million. Cash flow from operations was $30 million and capital expenditures were $5 million. The Company ended the quarter with total debt outstanding of $386 million, with a leverage ratio as calculated in accordance with the Company’s credit agreement of 1.7 to 1.

On October 3, 2016, the Company completed the offering and sale of $325 million principal amount of its 5.125% Senior Notes due 2024, the proceeds of which were used to repay existing indebtedness under its credit facilities and to pay expenses related to the transaction.

Share Repurchase Program

On November 1, 2016, the Board of Directors approved a share repurchase program under which the Company may repurchase up to $150 million of its common stock.

The amount and timing of the purchases will depend on a number of factors including the price of the Company’s shares, trading volume, Company performance, Company liquidity, general economic and market conditions and other factors that the Company’s management believes are relevant. The share repurchase program does not require the purchase of any minimum number of shares and may be suspended or discontinued at any time.

The Company intends to make all repurchases and to administer the plan in accordance with applicable laws and regulatory guidelines, including Rule 10b-18 of the Exchange Act, and in compliance with its debt instruments. Repurchases may be made from cash on hand, free cash flow generated from the Company’s business or from the Company’s credit facilities. Repurchases may be made from time to time through open market purchases or privately negotiated transactions. Repurchases may also be made pursuant to one or more plans established pursuant to Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading restrictions.

Fourth-Quarter 2016 Outlook

Metric	Guidance*
Consolidated revenue	$473 - $479 MM
Gross margin	32.5%
SG&A as percentage of revenue	21.0% - 21.5%
Adjusted EBITDA margin	11.5% - 12.0%

*	Note: Guidance percentage metrics are approximate. For a reconciliation of Adjusted EBITDA margin, see the table entitled “Reconciliation of Guidance Adjusted EBITDA Margin to Guidance Operating Margin” below.

The Company’s revenue guidance is based on the expectation of a continued strong demand environment, representing year-over-year growth of 18-19%, of which approximately 10% is organic with the remainder from acquisitions.

Conference Call on November 3, 2016

AMN Healthcare Services, Inc. (NYSE: AMN), healthcare’s leader and innovator in workforce solutions and staffing services, will host a conference call to discuss its third-quarter 2016 financial results on Thursday, November 3, 2016 at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1092 in the U.S. or (612) 288-0337 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. Alternatively, a telephonic replay of the call will be available starting at 7:30 p.m. Eastern Time on November 3, 2016, and can be accessed until 11:59 p.m. Eastern Time on November 17, 2016 by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 403342.

About AMN Healthcare

AMN Healthcare is the leader and innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. The Company provides unparalleled access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN delivers managed services programs, healthcare executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, medical coding and consulting, and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities and many other healthcare settings.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AMN.” For more information about AMN Healthcare, visit www.amnhealthcare.com, where the Company posts news releases, investor presentations, webcasts, SEC filings and other material information. The Company also utilizes email alerts and Really Simple Syndication (“RSS”) as routine channels to supplement distribution of this information. To register for email alerts and RSS, visit http://amnhealthcare.investorroom.com/emailalerts.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, (2) adjusted EBITDA margin and (3) adjusted diluted EPS. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS serve as industry-wide financial measures. The Company uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP measures and may be different from non-GAAP measures, or may be calculated differently than other similarly titled non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled “Supplemental Financial and Operating Data” under the caption entitled “Reconciliation of Non-GAAP Items” and the footnotes thereto or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the outlook for labor shortages, the favorable demand environment, fourth-quarter 2016 revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.

Contact:

David Erdman

Director, Investor Relations

866.861.3229

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenue	$472,636	$382,859	$473,729	$1,414,367	$1,060,513
Cost of revenue	318,169	256,850	318,976	953,249	722,954

Gross profit	154,467	126,009	154,753	461,118	337,559

Gross margin	32.7%	32.9%	32.7%	32.6%	31.8%
Operating expenses:
Selling, general and administrative (SG&A)	99,995	83,098	99,541	297,359	229,377
SG&A as a % of revenue	21.2%	21.7%	21.0%	21.0%	21.6%

Depreciation and amortization	7,789	5,304	7,334	21,888	15,631

Total operating expenses	107,784	88,402	106,875	319,247	245,008

Income from operations	46,683	37,607	47,878	141,871	92,551
Operating margin (1)	9.9%	9.8%	10.2%	10.0%	8.7%

Interest expense, net, and other	3,016	2,013	2,800	9,065	5,797

Income before income taxes	43,667	35,594	45,078	132,806	86,754

Income tax expense	16,371	1,947	18,756	53,319	25,028

Net income	$27,296	$33,647	$26,322	$79,487	$61,726

Net income as a % of revenue	5.8%	8.8%	5.6%	5.6%	5.8%

Other comprehensive income (loss):
Foreign currency translation and other	40	54	86	165	42
Unrealized gain (loss) on cash flow hedge, net of income taxes	231	(367)	(111)	(343)	(331)

Other comprehensive income (loss)	271	(313)	(25)	(178)	(289)

Comprehensive income	$27,567	$33,334	$26,297	$79,309	$61,437

Net income per common share:
Basic	$0.57	$0.71	$0.55	$1.66	$1.30

Diluted	$0.55	$0.69	$0.53	$1.61	$1.27

Weighted average common shares outstanding:
Basic	48,049	47,674	48,034	47,993	47,466

Diluted	49,410	48,978	49,348	49,287	48,737

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except per share data and revenue per day)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015 (2)	2016	2016	2015 (2)
Revenue
Nurse and allied solutions	$286,810	$246,748	$292,663	$877,197	$690,234
Locum tenens solutions	108,553	101,755	109,129	320,420	285,835
Other workforce solutions	77,273	34,356	71,937	216,750	84,444

	$472,636	$382,859	$473,729	$1,414,367	$1,060,513

Reconciliation of Non-GAAP Items:
Segment operating income (3)
Nurse and allied solutions	$37,396	$32,354	$39,503	$118,517	$90,875
Locum tenens solutions	14,026	13,321	16,317	43,634	34,142
Other workforce solutions	20,867	13,074	17,858	56,311	28,397

	72,289	58,749	73,678	218,462	153,414
Unallocated corporate overhead	14,235	13,127	14,420	42,460	35,093

Adjusted EBITDA (4)	58,054	45,622	59,258	176,002	118,321
Adjusted EBITDA margin (5)	12.3%	11.9%	12.5%	12.4%	11.2%
Depreciation and amortization	7,789	5,304	7,334	21,888	15,631
Share-based compensation	2,704	2,021	2,710	8,795	6,551
Acquisition and integration costs	878	690	1,336	3,448	3,588

Income from operations	46,683	37,607	47,878	141,871	92,551
Interest expense, net, and other	3,016	2,013	2,800	9,065	5,797

Income before income taxes	43,667	35,594	45,078	132,806	86,754
Income tax expense	16,371	1,947	18,756	53,319	25,028

Net income	$27,296	$33,647	$26,322	$79,487	$61,726

GAAP diluted net income per share (EPS)	$0.55	$0.69	$0.53	$1.61	$1.27
Adjustments:
Amortization of intangible assets	0.09	0.06	0.09	0.28	0.18
Acquisition and integration costs	0.02	0.01	0.03	0.07	0.07
IRS adjustment	0.00	(0.25)	0.00	0.00	(0.25)
Tax effect of adjustments	(0.04)	(0.03)	(0.04)	(0.14)	(0.10)

Adjusted diluted EPS (6)	$0.62	$0.48	$0.61	$1.82	$1.17

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015 (2)	2016	2016	2015 (2)
Gross Margin
Nurse and allied solutions	26.7%	27.5%	26.7%	26.7%	27.1%
Locum tenens solutions	31.2%	30.7%	31.3%	31.2%	29.8%
Other workforce solutions	56.7%	78.2%	58.9%	58.6%	77.1%

Operating Data:
Nurse and allied solutions
Average healthcare professionals on assignment – consolidated (7)	8,458	7,564	8,337	8,423	7,338
Locum tenens solutions
Days filled (8)	59,612	59,267	61,068	178,846	173,371
Revenue per day filled (9)	$1,821	$1,717	$1,787	$1,792	$1,649

	As of September 30,		As of June 30,
	2016	2015	2016
Leverage ratio (10)	1.7	1.5	1.9

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30, 2016	June 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$15,708	$21,062	$9,576
Accounts receivable, net	331,220	330,853	277,996
Accounts receivable, subcontractor	42,094	46,326	50,807
Prepaid and other current assets	44,635	44,332	37,249

Total current assets	433,657	442,573	375,628

Restricted cash, cash equivalents and investments	28,222	28,490	27,352
Fixed assets, net	57,965	56,575	50,134
Other assets	57,296	54,759	47,569
Goodwill	342,174	342,827	204,779
Intangible assets, net	250,455	255,214	174,970

Total assets	$1,169,769	$1,180,438	$880,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$118,289	$131,965	$118,822
Accrued compensation and benefits	99,629	102,516	83,701
Current portion of revolving credit facility	—	40,000	30,000
Current portion of notes payable	3,750	11,250	7,500
Deferred revenue	8,446	6,145	5,620
Other current liabilities	9,962	9,728	5,374

Total current liabilities	240,076	301,604	251,017

Revolving credit facility	182,500	166,500	52,500
Notes payable, less unamortized fees	198,793	194,019	128,490
Deferred income taxes, net	28,278	30,921	22,431
Other long-term liabilities	86,949	84,495	78,134

Total liabilities	736,596	777,539	532,572

Commitments and contingencies

Stockholders’ equity	433,173	402,899	347,860

Total liabilities and stockholders’ equity	$1,169,769	$1,180,438	$880,432

AMN Healthcare Services, Inc.

Summary Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30	September 30,
	2016	2015	2016	2016	2015
Net cash provided by operating activities	$29,540	$21,950	$20,053	$84,820	$55,637
Net cash used in investing activities	(8,117)	(10,768)	(58,451)	(241,271)	(105,634)
Net cash provided by (used in) financing activities	(26,817)	(11,302)	36,268	162,418	51,290
Effect of exchange rates on cash	40	54	86	165	42

Net increase (decrease) in cash and cash equivalents	(5,354)	(66)	(2,044)	6,132	1,335
Cash and cash equivalents at beginning of period	21,062	14,474	23,106	9,576	13,073

Cash and cash equivalents at end of period	$15,708	$14,408	$21,062	$15,708	$14,408

AMN Healthcare Services, Inc.

Additional Supplemental Non-GAAP Disclosures

Reconciliation of Guidance Adjusted EBITDA Margin to

Guidance Operating Margin

(unaudited)

	Three Months Ending
	December 31, 2016
	Low		High
Adjusted EBITDA margin	11.5%		12.0%
Deduct:
Share-based compensation		0.6%
Acquisition and integration costs		0.2%
EBITDA margin	10.7%		11.2%

Depreciation and amortization		1.6%

Operating margin	9.1%		9.6%

(1)	Operating margin represents income from operations divided by revenue.
(2)	Effective as of January 1, 2016, we modified our reportable segments. We previously utilized three reportable segments, which we identified as follows: (a) nurse and allied healthcare staffing, (b) locum tenens staffing and (c) physician permanent placement services. In light of our acquisitions over the past several years as well as our transition to a healthcare workforce solutions company, our management renamed our three reportable segments and also placed several of our business lines that were in our nurse and allied healthcare staffing segment into a different segment to better reflect how the business is evaluated by our chief operating decision maker. As of January 1, 2016, we began to disclose the following three reportable segments: (a) nurse and allied solutions, (b) locum tenens solutions, and (c) other workforce solutions. The nurse and allied solutions segment consists of our travel nurse, allied and local staffing businesses. The locum tenens solutions segment consists of our locum tenens staffing business. The other workforce solutions segment consists of our healthcare interim leadership staffing and executive search services business, physician permanent placement services business, recruitment process outsourcing business, vendor management systems business, workforce optimization services business, medical coding and related consulting business, and our education business. Prior period data has been reclassified to conform to the new segment reporting structure.
(3)	Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation.
(4)	Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs and share-based compensation. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and is a measure used in credit facilities and the indenture governing our 5.125% Senior Notes due 2024. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(5)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(6)	Adjusted diluted EPS represents GAAP diluted EPS excluding the impact of (A) amortization of intangible assets, (B) acquisition and integration costs, (C) IRS adjustment, and (D) tax effect, if any, of the foregoing adjustments. Management included this non-GAAP measure to provide investors and prospective investors with an alternative method for assessing the Company’s operating results in a manner that is focused on its operating performance and to provide a more consistent basis for comparison between periods. However, investors and prospective investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted diluted EPS). Although management believes the items excluded from adjusted diluted EPS are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted diluted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP diluted EPS.
(7)	Average healthcare professionals on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(8)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours.
(9)	Revenue per day filled represents revenue of the Company’s locum tenens solutions segment divided by days filled for the period presented.
(10)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the subject period to the consolidated adjusted EBITDA (as calculated per the Company’s credit agreement) for the twelve month period ended at the end of the subject period.